UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 19, 2003

ROSLYN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-28886	11-3333218
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

One Jericho Plaza, Jericho, New York 11753

(Address of Principal Executive Offices) (Zip Code)

(516) 942-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) The following Exhibits are included with this Report:

Exhibit No.	Description
99.1	Presentation the Company is making available on June 19, 2003

99.2	Reconciliation of non-GAAP financial measure to GAAP

Item 9. Regulation FD Disclosure

Beginning on June 19, 2003, Roslyn Bancorp, Inc. (the “Company”) is making available and distributing to current and prospective investors a written presentation that is also being posted on its web site at www.roslyn.com. The presentation includes, among other matters, information regarding the Company’s current and historic business strategies, operations, performance and revenue projections for 2003. The presentation is filed as Exhibit 99.1 and incorporated herein by reference. Slide 33 of the presentation includes a reference to certain financial information that is calculated or presented on the basis of methodologies other than in accordance with generally accepted accounting principles (“GAAP”). A presentation of the most comparable GAAP financial measure to the disclosed non-GAAP financial measure and a reconciliation of such non-GAAP financial measure to the most comparable GAAP financial measure is also furnished as Exhibit 99.2 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSLYN BANCORP, INC.

Dated: June 19, 2003	By:	/s/ R. PATRICK QUINN
R. Patrick Quinn
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 99.1	Presentation the Company is making available on June 19, 2003.

Exhibit 99.2	Reconsolidation of non-GAAP financial measure to GAAP